UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               September 13, 2005
                Date of Report (Date of earliest event reported)



                                    NICOR INC.
             (Exact name of registrant as specified in its charter)


          Illinois                    1-7297               36-2855175
(State or other jurisdiction       (Commission          (I.R.S. Employer
      of incorporation)            File Number)      Identification Number)


                                1844 Ferry Road
                        Naperville, Illinois 60563-9600
              (Address of principal executive offices) (Zip Code)

                                 (630) 305-9500
             (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant

Nicor Inc. announced on Tuesday, September 13, 2005 the establishment of two syndicated revolving credit facilities totaling $1 billion to replace an existing syndicated revolver of $500 million and a $400 million seasonal revolver that expired in April 2005. The new facilities consist of a $600 million, 5-year revolver available to Nicor Inc. and Nicor Gas, the company's gas distribution business, and a $400 million, 210-day seasonal revolver, expiring in April 2006, available to Nicor Gas. These replacement facilities, which serve as backup for the issuance of commercial paper, accommodate the company's short-term borrowing needs.

The $600 million, 5-year revolver was arranged by JP Morgan Securities and Wachovia Securities. JP Morgan Securities and ABN AMRO arranged the $400 million, 210-day seasonal revolver. The facilities include a total of 14 lenders.


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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    Nicor Inc.


Date   September 13, 2005           /s/ RICHARD L. HAWLEY
      --------------------          -------------------------
                                    Richard L. Hawley
                                    Executive Vice President and
                                    Chief Financial Officer